UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

SPRAGUE RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 International Drive

Portsmouth, NH 03801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 225-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 29, 2015, Sprague Resources LP, a Delaware limited partnership (the “Partnership”) issued a press release announcing that the Board of Directors of its general partner, Sprague Resources GP LLC, has declared a cash distribution of $0.4875 per unit for the quarter ended June 30, 2015.

The distribution will be paid on August 14, 2015 to unitholders of record as of the close of business August 10, 2015. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated by reference.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K are being furnished under Items 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION

99.1	Sprague Resources LP Press Release dated July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: July 30, 2015

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Sprague Resources LP Press Release dated July 29, 2015

4